UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California 94063

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 556-9300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Corporate Bonus Plan

On February 13, 2015, the independent members of the Board of Directors (the “Board”) of Genomic Health, Inc. (the “Company”) approved, on the recommendation of the Compensation Committee of the Board, the Company’s 2015 corporate bonus plan for employees of the Company, including the Company’s executive officers (the “Bonus Plan”). The Bonus Plan is a discretionary cash incentive award plan designed to align incentive awards for each participant’s individual performance with the Company’s corporate objectives. The independent members of the Board approved corporate objectives relating to the Bonus Plan for the 2015 calendar year, based on the recommendation of the Compensation Committee of the Board. Eligibility to participate in the plan and actual award amounts are not guaranteed and are determined, in the case of the Company’s executive officers, at the discretion of the independent members of the Board upon the recommendation of the Compensation Committee of the Board. Each of the Company’s executive officers has a funding target under the Bonus Plan expressed as a percentage of his or her annual base salary for the 2015 fiscal year, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate and individual performance. Target bonus percentages for the Company’s executive officers are as follows: Kimberly J. Popovits — 85%; G. Bradley Cole and Steven Shak— 50%.

Corporate performance objectives for the Bonus Plan have minimum, target and maximum levels of achievement, with aggregate minimum, target and maximum levels resulting in payouts of 36%, 104% and 160% of target bonus salary percentages, subject to potential adjustment for individual performance.  Performance objectives under the Bonus Plan include financial and business performance objectives, representing aggregate potential payout percentages at target levels of achievement of 64%, commercial objectives, representing aggregate potential payout percentages at target levels of achievement of 16%, and CRM/sample management platform and product development related objectives, representing aggregate potential payout percentages at target levels of achievement of 24%.

2015 Equity Awards

On February 13, 2015, the Compensation Committee of the Board approved equity awards for the Company’s executive officers under the Company’s 2005 Stock Incentive Plan (the “Plan”).

The following table sets forth the stock option awards and restricted stock units (“RSUs”) awarded to the Company’s named executive officers under the Plan:

	Number of Shares Underlying Options	Number of RSUs

Kimberly J. Popovits President and Chief Executive Officer	148,100	22,980
G. Bradley Cole Chief Operating Officer and Chief Financial Officer	55,000	9,000
Steven Shak Chief Scientific Officer	50,000	8,500

The options vest over a four year period, becoming exercisable as to 25% of the shares on the first anniversary of the grant date with the remaining shares vesting as to 1/48th of the shares each full month thereafter over the following 36 months. The options have a term of ten years, subject to earlier termination in specified events related to termination of employment.  The RSUs vest over a three year period with one-third of the shares vesting on each of February 15, 2016, 2017 and 2018.  In addition, vesting of the options and RSUs granted to Ms. Popovits is also subject to the achievement by the Company of a specified level of product revenue in 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2015

GENOMIC HEALTH, INC.

	By	/s/ Kimberly J. Popovits
	Name:	Kimberly J. Popovits
	Title:	President and Chief Executive Officer